Exhibit 10.1

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

COMMERCIAL MANUFACTURING AGREEMENT (AVACOPAN)

Between

CHEMOCENTRYX, INC.

and

HOVIONE LLC

THIS AGREEMENT (“Agreement”) is made and entered into as of August 17, 2020 (the “Effective Date”) by and between ChemoCentryx, Inc. a Delaware corporation, with offices at 850 Maude Avenue, Mountain View, CA 94043 (“Customer”), and Hovione LLC, with a mailing address at 40 Lake Drive, East Windsor, New Jersey 08520 (“Hovione”).

RECITALS

WHEREAS, Hovione has expertise, available facilities and experience related to the development, synthesis, formulation, testing and production of active pharmaceutical ingredients, has both pilot plant and commercial scale facilities to manufacture same, and is interested in providing such development and manufacturing services to Customer; and

WHEREAS, Customer has engaged the manufacturing development and clinical supply services of Hovione pursuant to the Master Services Agreement dated as of May 21, 2014 (the “MSA”) pursuant to which Hovione previously confirmed, validated and scaled up Customer technology to manufacture the active pharmaceutical ingredient “AVACOPAN”; and

WHEREAS, Customer now wishes to engage the services of Hovione to manufacture of commercial quantities of the active pharmaceutical ingredient using the validated technology on a commercial scale in Hovione’s facility and may wish to engage Hovione in post-submission development activities.

NOW, THEREFORE, in consideration of the acknowledgements, confirmations, representations, warranties, and covenants contained herein, Customer and Hovione hereby agree as follows:

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1.

Definitions. For the purposes of this Agreement, unless this Agreement will expressly provide otherwise or unless the context otherwise requires, the following initially capitalized terms in this Agreement, whether used in the singular or plural, will have the respective meanings set forth below:

1.1

“Acquisition Costs” shall mean the actual invoiced price paid by a Hovione to any Third Party for acquiring any raw materials, packaging components and intermediates used exclusively in the Manufacture of the Product under this Agreement, including direct out-of-pocket shipping and handling costs, customs duties and taxes incurred and paid by Hovione in connection with the acquisition of such materials, packaging components and intermediates.

1.2

“Affiliate” shall mean, with respect to a Party, any corporation, company, partnership, joint venture and/or firm that controls, is controlled by or is under common control with such Party. As used in this Agreement, “control” means (a) in the case of a corporate entity, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of a non-corporate entity, the direct or indirect power to manage, direct or cause the direction of the management and policies of the non-corporate entity or the power to elect at least fifty percent (50%) of the members of the governing body of such non-corporate entity.

1.3	“API” shall mean the active pharmaceutical ingredient “AVACOPAN”, the details of which are set forth in Exhibit 2 (Specifications).
1.4

“Applicable Law” shall mean all applicable court orders, ordinances, rules, regulations, laws, guidelines, guidances, statutes and requirements of any kind whatsoever, as amended from time to time, including the bodies of law, regulations (including without limitation, cGMP or its equivalent) applicable to the Manufacturing activities for each Product in the Territory, including, but not limited to, in the US, the FDA, in Europe, the EMA, and in Japan, the PMDA.

1.5

“Approval” shall mean regulatory approval by the FDA or EMA that enables Customer to market and sell a final product containing the Product in the United States of America or Europe, as the case may be.

1.6

“Batch” shall mean a specific quantity or lot of the Product, as further described in Exhibit 2 hereto, that is intended to be of uniform character and quality, within specified limits, and is produced during the same cycle of Manufacture as defined by the Batch Record.

1.7	“Batch Record(s)” shall mean the final executed batch production and control record(s) for each Batch of the Product Manufactured under this Agreement in accordance with 21 CFR § 211.188.
1.8

“Business Day” shall mean a day other than a Saturday, Sunday or a day on which commercial banks located in Ireland, Portugal or the United States of America shall be authorized or required by Applicable Law to close.

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1.9	“Calendar Year” shall mean the twelve (12) month period commencing on January 1 and ending on December 31 of each year during the Term.
1.10

“cGMP” shall mean current good manufacturing practices as established by the FDA, or Regulatory Authorities in European Union or Japan, relating to the manufacture of medicinal products for human use, including, without limitation, current good manufacturing practices as specified in the ICH guidelines, including without limitation, ICH Q7, Guidance on Good Manufacturing Practices of the International Conference on Harmonization of Technical Requirements of Pharmaceuticals for Human Use and the Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 91/356/EEC.

1.11

“Certificate of Analysis” shall mean, as further specified in Section 6.2, with respect to each Product, a controlled document, prepared by Hovione that (a) lists all analytical tests and/or standards Hovione uses to evaluate a Product in order for such Product to be considered Manufactured in accordance with the terms of this Agreement and acceptable for release, and (b) certifies the accuracy of each of the foregoing.

1.12

“Certificate of Compliance” shall mean a document prepared by Hovione (a) listing the Manufacturing date, unique Batch number, and quantity of Product in such Batch; and (b) certifying that such Batch was Manufactured in accordance with the Master Batch Record and cGMP, if applicable.

1.13	“Change Order” has the meaning assigned it in Section 5.2.
1.14

“Commercially Reasonable” and “Commercially Reasonable Efforts” shall mean the level of diligence and/or efforts and commitment of resources consistent with the past practice of similarly situated pharmaceutical manufacturers with respect to comparable pharmaceutical products.

1.15	“Completion Date” shall mean the date of Batch Release for the Manufacture of Batches, or the date of report completion for analytical, lab and other Services.
1.16	“Confidential Information” has the meaning set forth in Section 12.1.
1.17	“Customer Indemnitee” has the meaning set forth in Section 14.1.
1.18

“Customer Improvements” shall mean all Improvements other than Hovione Improvements.  Notwithstanding anything to the contrary in this Agreement, “Customer Improvements” shall include any and all Improvements that [***].

1.19	“Customer Materials” shall mean any and all materials provided by Customer for Hovione’s use in the performance of Manufacturing and Services under this Agreement.
1.20

“Customer Technology” shall mean the Technology either (a) owned or controlled by Customer prior to the Effective date or (b) developed or acquired by Customer independent of this Agreement and without the use of the Confidential Information of Hovione.

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1.21	“Deliverable(s)” shall mean any deliverable required to be provided to Customer by Hovione as set forth in the applicable Work Plan.
1.22

“Delivery Date” shall mean the date on which the Product or other Services under this Agreement are designated to be ready for pick-up at the Hovione Facility as set forth in the applicable Purchase Order.

1.23

“Drug Master File” or “DMF” shall mean a drug master file providing detailed information about the Facility, the equipment and the Manufacturing Processes relating to the Product and such other information as required by Applicable Laws, including 21 C.F.R. Section 314.420, and to the extent applicable of any equivalent requirement under Applicable Laws.

1.24	“Effective Date” shall mean the date first appearing at the beginning of this Agreement.
1.25	“EMA” shall mean the European Medicines Agency and any successor agency having substantially the same functions.
1.26

“Facility” shall mean (a) the primary Manufacturing facility of Hovione located in [***], (b) any secondary Manufacturing facility established by Hovione at the request of Customer pursuant to Section 3.1 (each of which may be referred to in the Agreement as a “Site”), and (c) [***].

1.27	“FDA” shall mean the United States Food and Drug Administration, and any successor agency having substantially the same functions.
1.28	“FDCA” shall mean the United States Federal Food, Drug and Cosmetic Act, including all regulations, guidelines, and guidances arising thereunder, as any of the same may be amended from time to time.
1.29	“Governmental Authority” shall mean any national, multinational, regional, state or local regulatory agency in the United States, the European Union, Japan, or any other country in the Territory.
1.30	“[***]” shall mean [***].
1.31	“Hovione Improvements” shall mean [***]. “Hovione Improvements” shall include [***].
1.32	“Hovione Indemnitees” shall have the meaning set forth in Section 14.2.
1.33

“Hovione Technology” shall mean the Technology either (a) owned or controlled by Hovione prior to the Effective Date or (b) developed or acquired by Hovione independent of this Agreement and without the use of the Confidential Information of Customer or Customer Technology.

1.34

“Improvements” shall mean all Technology, discoveries, inventions, and/or developments, modifications, innovations, updates, enhancements and/or improvements to Technology (whether or not protectable under patent, trademark, copyright or similar laws)

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that are conceived, discovered, invented, developed, created, made and/or reduced to practice in the performance of the Parties’ obligations under this Agreement.
1.35	“Initial Term” shall have the meaning set forth in Section 10.1.
1.36	“Inspection Period” shall have the meaning set forth in Section 6.3(a).
1.37

“Latent Defect” shall mean a failure of the applicable Product to comply with cGMP or the Specifications that (a) couldn’t reasonably have been identified through review of the Records or the initial testing and inspection of the applicable Product, and (b) is the fault of Hovione. “Latent Defect” does not include any such failure of Product to comply with cGMP or the Specifications that [***]. For the avoidance of doubt, if any Product [***].

1.38	“Losses” shall have the meaning set forth in Section 14.1.
1.39

“Manufacture”, “Manufactured” and “Manufacturing” shall mean all operations of Hovione in the scheduling, production, packaging, labeling, warehousing, quality control testing (including as requested all in-process, release and stability testing), release, and shipping of the Product to meet the Specifications and other requirements for the Product hereunder.

1.40	“Minimum Annual Commitment” shall have the meaning set forth in Section 3.7.
1.41	“MSA” shall have the meaning set forth in the preamble.
1.42	“NDA” shall have the meaning set forth in Section 10.5.
1.43	“Parties” shall mean Customer and Hovione together.
1.44	“Party” shall mean either Customer or Hovione, as the context requires.
1.45

“Person” shall mean an individual natural person, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated associated, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.46	“PMDA” shall mean the Japanese Pharmaceuticals and Medical Devices Agency and any successor agency having substantially the same functions
1.47	“Process” shall mean the series of operations needed to convert the Starting Materials to the Product, including the testing thereof.
1.48	“Product” shall mean the API to be Manufactured by Hovione for Customer under this Agreement pursuant to a validated Process.
1.49	“Product Licensees” shall mean Customer’s licensees and sublicensees of the Product in the Territory.

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1.50

“Project Specific Raw Materials” shall mean the certain raw materials that are necessary for the Manufacture of the Product identified on Exhibit 5 and include the Starting Materials identified on Exhibit 6.  For clarity and pursuant to Section 4.1, the Project Specific Raw Materials set forth on Exhibit 5 shall be supplied by Customer [***], all other Project Specific Raw Materials will be planned, procured and managed through Hovione’s supplier quality and purchasing departments.

1.51	“Purchase Order” shall have the meaning set forth in Section 3.3.
1.52

“Quality Agreement” shall mean a separate quality agreement signed by each of the Parties that applies to Services to be performed under cGMP requirements and sets forth the mutual responsibilities of the Parties with respect to quality assurance and cGMP guidelines applicable to Services performed by Hovione. Such responsibilities of Hovione and Customer are defined in the Quality Agreement.

1.53	“Recalls” shall have the meaning set forth in Section 6.6.
1.54	“Records” shall have the meaning set forth in Section 2.9.
1.55

“Regulatory Application” shall mean the new drug application or other submission made by Customer to the FDA, or any equivalent regulatory agency in the Territory, seeking allowance to market, distribute, and sell the Product in the United States and/or elsewhere in the Territory, as such application may be amended or supplemented.

1.56

“Regulatory Authority(ies)” shall mean the regulatory entities with regulatory authority over the manufacture, storage, testing, or use of pharmaceutical products (including the Product), as well as any successor entity thereto, in the Territory.  In the United States, “Regulatory Authority” includes the FDA. In the European Union, “Regulatory Authority” includes the EMA. In Canada, “Regulatory Authority” includes the Canadian Therapeutic Products Directorate. In Japan, “Regulatory Authority” includes the PMDA.

1.57	“Sale” shall mean the commercialization and marketing of Product by Customer.
1.58

“Services” shall mean the activities to be performed by Hovione related to the Manufacture of Product hereunder pursuant to this Agreement, and/or as further described in the relevant Work Plan, where applicable as described in Section 2.1.

1.59

“Specifications” shall mean the specifications, quality standards and testing methods for Product that are set forth in Exhibit 2 (as may be amended from time to time by written agreement of the Parties) or are otherwise mutually agreed to by the Parties in writing.

1.60

“Starting Materials” shall mean those materials identified in Exhibit 6. Starting Materials are certain Project Specific Raw Materials that have additional requirements as set forth in the Quality Agreement and shall meet the specifications set forth in the Regulatory Application. For clarity and pursuant to Section 4, [***].

1.61	“Supply Failure” shall have the meaning set forth in Section 7.3.

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1.62

“Technology” shall mean all methods, techniques, trade secrets, copyrights, know-how, data, documentation, hardware, software and other intellectual property of any kind, whether or not protectable under patent, trademark, copyright or similar laws.

1.63	“Term” shall have the meaning set forth in Section 10.1.
1.64	“Territory” shall mean [***].
1.65	“Third Party” shall mean any Person other than the Parties and their respective Affiliates.
1.66

“Work Plan” shall mean an individual contract agreed to by the Parties and executed under this Agreement that references this Agreement as containing the governing terms and conditions, to conduct additional Services related to the Manufacturing of Product.

2.	Performance of Services.
2.1

Services. Customer appoints Hovione to perform the Manufacturing of the Product under the terms and conditions set forth in this Agreement. In addition, Hovione may provide additional services related to the development and Manufacturing of the Product under the terms and conditions of this Agreement and the relevant individual Work Plans executed under this Agreement (the “Services”). If Services are requested, this Agreement will serve as a general form of contract under which the Parties can contract individual Work Plans, substantially in the form as Exhibit 1, without having to renegotiate the basic terms and conditions contained in this Agreement. Each Work Plan shall be consecutively numbered beginning with C1 (e.g., “Work Plan C1”).

2.2

As of the Effective Date, Hovione commits to make available a defined capacity at its Facility sufficient to meet Customer’s forecasted demand for the Product and, following Approval as set forth in Section 3.7, Customer commits to pay the Minimum Annual Commitment in consideration for Customer’s reservation of such capacity. For the avoidance of doubt, the commercial Manufacture and supply of Product shall be ordered through a Purchase Order in accordance with Section 3.3 and shall not require an additional Work Plan.

2.3

Hovione Responsibilities. Hovione, or its Affiliates, shall diligently carry out the Services as provided in this Agreement and shall, subject to Hovione’s representation and warranties set forth in Section 8.2(b), use Commercially Reasonable Efforts to perform the Manufacturing and any Services without any material defect and according to the established timelines set forth and agreed between the Parties in a signed writing (including, if and as applicable, in a Work Plan or meeting minutes). Hovione shall retain appropriately qualified and trained personnel with the requisite knowledge and experience to perform the Services in accordance with this Agreement.

2.4	As more specifically provided below, Hovione responsibilities shall include, as applicable, the following:
(a)

Storing Customer Materials and/or Project Specific Raw Materials at the Facility up to the earlier of the expiration date of the Customer Materials or the Project Specific Raw Materials (as the case may be) or the termination of this Agreement;

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Following the earlier of the referred dates, Hovione shall provide [***] days’ prior written notice to Customer requesting instructions on whether to return or destroy such Customer Materials and/or Project Specific Raw Materials, at Customer’s reasonable cost.  If Customer has not provided instructions within such [***] day period, Hovione shall have the right to destroy all unused quantities of Customer Materials and unused but fully paid-up Project Specific Raw Materials.

(b)	Keeping Records and reporting data to Customer and applicable Regulatory Authorities, as may be required by Applicable Law and this Agreement;
(c)

Following standard industry procedures and the applicable Hovione SOP(s) established for the keeping of laboratory notebooks, and establishing systems for securing data, Deliverables, Customer Technology and Customer Materials from loss or damage (copies of such Hovione SOPs will be available on site at Hovione for review by Customer);

(d)

Compliance with cGMP requirements, at Hovione’s own expense, thereby filing and maintaining all necessary governmental and regulatory approvals, licenses, and permits to operate the Facility as a cGMP Manufacturing site for the Product;

(e)

Immediately notifying Customer of any notification from a Governmental Authority or Regulatory Authority regarding a cGMP inspection of a Facility that is directly related to the Product. Customer shall have the option to have up to [***] individuals on-site during any inspection that is directly related to the Product as well as to have a person present during preapproval inspection preparations and overall site readiness that is directly related to the Product, at Customer’s expense. Any Customer personnel shall be required to follow all rules and procedures established by Hovione when on Hovione’s site. Hovione shall correct any cGMP deficiencies identified by any Governmental Authority or Regulatory Authority at Hovione’s expense; and

(f)

Ensure that Customer has access (subject to customary system down-time) to Hovione’s NavStream® system, in which Customer can access the inventory of the Customer Materials and Product to assist in Customer’s planning and reporting processes.

2.5	Customer Responsibilities. Unless otherwise specified, Customer will:
(a)	Transfer to Hovione, at its expense, the Customer Materials, analytical methods, samples and other materials or information necessary or reasonably useful for Hovione to perform the Services;
(b)

Provide Customer Technology and any other material information pertaining to any special handling conditions for the Product or other Customer Materials supplied to Hovione by Customer, including information regarding storage and use of such Product or other Customer Materials;

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(c)	Provide Hovione with access to knowledgeable Customer personnel for consultation regarding the Product, Customer Technology, Customer Confidential Information, Customer Materials and the Services; and
(d)	File and maintain all necessary regulatory approvals for the Product.
(e)

Drug Master File. Except as specifically agreed to by the Parties in writing, Hovione will neither prepare nor file the Drug Master File (“DMF”), which shall be Customer’s responsibility. Hovione shall, promptly upon request by Customer, provide to Customer all information reasonably necessary for the DMF, including without limitation, information relating to the manufacture, controls and release of the Product; [***].  Customer shall own the DMF and shall be responsible for maintaining the DMF on file with the FDA, and amending the DMF, as may be required. During the Term, Customer shall provide copies to Hovione of relevant portions of any regulatory filings that relate to Hovione’s Manufacturing of Product, and Hovione shall have [***] to review and comment on the portions of any regulatory filings (including, but not limited to Regulatory Applications) that reference Hovione’s Manufacturing of the Product or the Facility. For the avoidance of doubt, [***]. For each regulatory filing proposed by Customer that relates to Hovione’s Manufacturing of the Product, Hovione shall [***].

2.6

Communications. Immediately after the Effective Date, each Party will appoint a project representative (each, a “Representative”) who will have primary responsibility for day-to-day interactions with the other Party’s Representative concerning the Manufacturing and Services under this Agreement. Either Party may appoint a substitute or successor Representative by providing notice thereof to the other Party.

2.7

Subcontracting. No Manufacturing or Services will be subcontracted by Hovione without Customer’s prior written consent, not to be unreasonably withheld or delayed.  If Customer consents to any such subcontracting, Hovione may subcontract the performance of its obligations under this Agreement to its Affiliates or to Third Parties to the extent Customer expressly provided its consent with respect to such obligations. In case of a subcontracting pursuant to this Section, Hovione shall remain responsible for the performance of Affiliates or Third Parties, and such Affiliates or Third Parties will perform the activities in a manner consistent with this Agreement and/or the relevant Work Plan, where applicable, and will be obligated, in writing, to protect the confidentiality of Confidential Information under terms no less stringent than those set forth in Section 12 and to assign to Hovione all intellectual property rights developed in the performance of such activities.

2.8

Quality Agreement. Prior to Hovione conducting any Manufacturing or Services that are subject to cGMP requirements, the Parties will enter into a Quality Agreement to establish Parties’ respective quality assurance responsibilities relating to the Services. In the event the Quality Agreement contains provisions which are not inconsistent with, but in addition to, the terms set forth herein, the Quality Agreement shall be supplemental to the terms and conditions set forth in this Agreement. Notwithstanding the foregoing or anything in the Agreement or the Quality Agreement to the contrary, in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Quality Agreement, the provisions of this Agreement shall govern.

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2.9

Records. Hovione will maintain all materials, data, and documentation obtained or generated by Hovione in the course of performing the Manufacturing or Services under this Agreement, including all computerized records and files (the “Records”) in a secure area reasonably protected from fire, theft, and destruction for the longer of (a) a period of [***] years following expiration or termination of this Agreement or (b) [***] past the last expiration date of the Product supplied under this Agreement, or, in each case, such longer period as is required by the Applicable Laws (the “Retention Period”). At the end of the Retention Period, all Records will, at Customer’s option and expense, either be delivered to Customer or its designee in such form as they are then currently in the possession of Hovione, or disposed of, at the discretion and written request of Customer. In no event will Hovione dispose of any Records without first giving Customer at least [***] days’ prior written notice of its intent to do so and an opportunity to have the Records transferred to Customer. While in the possession and control of Hovione, Records shall be available during audits for inspection, examination and review by Customer or its representatives. Hovione will also ensure that all Records are subject to secure, validated controls in accordance with applicable law, including cGMP.

2.10	Facility. Hovione shall perform all work contemplated under this Agreement at its Facilities.
3.	Commercial Manufacture and Supply of Product; Exclusivity.
3.1

Manufacture and Supply. Customer shall, commencing on the Effective Date and continuing until [***] years following the first Approval, purchase [***] of its worldwide requirements for the Product from Hovione, and Hovione shall Manufacture and supply the Product ordered by Customer, in accordance with this Agreement. At Customer’s request, in addition to the primary Facility in [***], Hovione shall, at Customer’s cost, qualify a second facility at which Hovione shall, following such qualification, be ready and able to Manufacture Customer’s demand for the Product under this Agreement.

3.2	Forecasts.
(a)

Prior to First Approval. No later than [***] months prior to the anticipated date on which Customer will require its first delivery of Product under this Agreement, Customer shall provide Hovione with a non-binding forecast of its anticipated orders for Product for the first [***] calendar quarters of sales, broken down on a monthly basis. Every [***] months thereafter but only prior to the first Approval date of the Product, Customer shall provide Hovione with an updated non-binding forecast of its anticipated orders of Product for the first [***] calendar quarters of sales, broken down on a monthly basis.

(b)

After Approval. Within [***] days after the first Approval date, Customer shall provide Hovione with a rolling [***] month forecast of Customer’s anticipated orders of the Product Batches and the forecast shall be updated no less frequently than [***] during the Term. The rolling forecast shall be made no later than [***] after the start of the [***] to assist Hovione in planning its production. The first [***] months of each forecast shall constitute a binding order for the amounts of the Product set forth in such forecast; the balance of the forecast shall be non-binding to Customer. In the event there are [***].

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3.3

Purchase Orders. Customer shall place firm orders for the Product using the form of purchase orders mutually agreeable to Customer and Hovione, setting forth the quantity of the Product required (which shall be in increments of full Batches), as well as its required Delivery Dates, which shall be in no event earlier than [***] days from the date of the purchase order. Hovione will notify Customer of its receipt of each purchase order within [***] thereafter. Such notice will accept the binding portion of the purchase order and include confirmation of the Delivery Date, which shall be not less than [***] days and not more than [***] days from the date of the Customer purchase order issue date. If Hovione fails to notify Customer of its receipt of such order within such [***] Business Day period, and subject to the limits set forth in Section 3.7, the order will be deemed to have been received and accepted; provided, however, that if the Parties mutually agree, Hovione may deliver a shipment of the Product prior to the date that is [***] days after the date of the applicable purchase order. The expected time until the Delivery Date of Product made at each Facility shall take into account the total number of Batches that can be made at such Facility and other terms, as applicable; provided however, that such Delivery Date shall be made in accordance with the foregoing terms of this Section 3.3.

(a)

Within [***] days after an initial Customer Purchase Order issue date, Customer may request that up to [***] of the Product be Manufactured under such Purchase Order, such additional quantity to be delivered not more than [***] days after the initial Customer Purchase Order issue date; provided that only such quantity of the Product may be requested per Purchase Order issued hereunder unless otherwise agreed to in writing by Hovione.

(b)

In the event of any conflict between the provisions of this Agreement and any Purchase Order, acknowledgement, invoice, bill of lading, acceptance, or other preprinted form provided by either Party, the provisions of this Agreement shall control. No additional provision in any such other document shall apply unless both Parties explicitly agree in writing signed by both Parties that such additional provision shall apply as an additional provision to the Parties rights and obligations under this Agreement.

3.4

Changes. Hovione agrees that no changes that may reasonably affect quality of the Product or require any Regulatory Authority filing or approval will be made to any materials, outside suppliers, equipment or methods of production or testing for the Product without Customer’s prior written approval, which shall not be unreasonably conditioned, delayed or withheld. Upon written approval or reasonable request of Customer, Hovione shall make the approved or requested changes in manufacturing procedures in a manner consistent with cGMP and other Applicable Laws.

3.5

Quantities. Hovione shall be required to Manufacture, supply and deliver to Customer such quantities of the Product as Customer orders and Hovione receives pursuant to Section 3.3, including any additional quantities requested by Customer and agreed to by Hovione in accordance with the terms and conditions of Section 3.3(a). Hovione shall use Commercially Reasonable Efforts to supply any quantities of Product that exceed [***]. Notwithstanding the foregoing, Hovione shall [***]. During the Term, and without limiting the Minimum Annual Commitment obligation set forth in Sections 3.7, beginning the calendar year following the Approval date, the Parties acknowledge and agree that each order will include a minimum of [***].

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3.6

Hovione Delays. The Parties agree that time is of the essence with respect to Manufacturing under this Agreement. Accordingly, and without limiting any other terms or conditions in this Agreement, should any condition arise in the course of this Agreement that is reasonably likely to delay Manufacturing or a Delivery Date, including but not limited to, disruption with suppliers, regulatory issues, or failure of any Batch, Hovione shall notify Customer of such condition as soon as reasonably practicable. Similarly, should any Customer response be delayed in such a way to disrupt Hovione’s obligations under this Agreement, Customer shall notify Hovione of such condition as soon as reasonably practicable.

3.7

Minimum Annual Commitment. Beginning January 1 of the Calendar Year [***], in consideration for Hovione’s reservation of sufficient Manufacturing capacity to meet Customer’s forecasted demand for the Product under this Agreement, Customer commits to purchase from Hovione an amount of Product in such Calendar Year and each Calendar Year thereafter that corresponds to the values set forth in Exhibit 8 attached hereto (“Minimum Annual Commitment”).  For the avoidance of doubt, Customer may be required to pay additional amounts based on the Minimum Annual Commitment as set forth in Section 10.7(v).

3.8

Annual Commitment True Up. During the Term, on December 31 of each such Calendar Year, if Customer has not met its Minimum Annual Commitment for the applicable Calendar Year, Hovione shall invoice Customer for the difference between the value of the sales of Product in such Calendar Year [***] and the Minimum Annual Commitment. The difference is the “Annual Shortfall”. The invoice for the Annual Shortfall shall be issued no later than [***] of the following Calendar Year and such invoice shall be paid in full within [***] days by Customer.

4.	Materials.
4.1

Supply of Project Specific Raw Materials. The Parties acknowledge and agree that the price for Product set forth on Exhibit 7 is: (a) [***]; and (b) [***]. In addition to the [***], Customer shall [***], which Hovione shall include in the invoice for such Product delivered pursuant to Section 7.8.  [***] and based upon the rolling forecast provided under Section 3.2, Hovione shall order and maintain at all times a [***] month supply of such materials necessary to Manufacture the Product from vendors that have been mutually agreed to and approved by the Parties. Hovione shall keep Customer informed of any exposure to import duties and value added tax that are suspended at the time of import in anticipation that the resulting Product will be exported. [***].

4.2	Title to and Risk of Loss of the Project Specific Raw Materials and Starting Materials.
(a)

Delivery and Risk of Loss. In addition to any amounts owed by Customer under this Agreement, Customer agrees to reimburse Hovione for [***]. Hovione will at all times take such measures as in accordance with the industry standard to protect the Project Specific Raw Materials, Starting Materials and the Product from risk of loss or damage at all stages of Manufacturing, and, except for normal in process yield losses, [***] of Product manufactured by Hovione at commercial scale according to the validated process (including such batches manufactured by Hovione pursuant to the MSA).  Hovione will immediately notify Customer if at

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any time it believes any Customer’s Project Specific Raw Materials or Products have been damaged, lost, stolen, or contain a non-conformity whether through the sampling and testing process or a Latent Defect.

(b)

Title. Customer shall retain title to the Project Specific Raw Materials and Starting Materials while it is in the Facility. Hovione shall assume responsibility [***]; provided, however, Customer at all times retains responsibility for [***].

(c)

Project Specific Raw Materials and Starting Materials. Hovione shall be responsible for planning, managing, and procuring all Project Specific Raw Materials from qualified or specified manufacturers based on the forecasts it receives from Customer. For such purchases, Hovione will not be liable or take responsibility to the extent, for any reason other than because of a Hovione failure, the Supplier does not provide timely supplies. Should Customer fail to promptly pay Hovione for amounts owed on the Project Specific Raw Materials or Starting Materials, Hovione shall have good faith basis to cease procuring such materials.  Hovione shall obtain a certificate of analysis or equivalent with each lot of Project Specific Raw Materials purchased. Hovione will store all Project Specific Raw Materials in a secure location under appropriate conditions.

(d)

Testing. Hovione shall conduct release testing of the Project Specific Raw Materials and Starting Materials in accordance with Hovione’s standard operating procedures and policies and the Quality Agreement. Hovione will (a) account for all Project Specific Raw Materials; (b) not provide the Project Specific Raw Materials to any Third Party without the express prior written consent of Customer; (c) not use the Project Specific Raw Materials for any purpose other than conducting the Services; and (d) destroy or return to Customer all unused quantities of Project Specific Raw Materials according to Customer’s written instructions at Customer’s cost.

4.3

Hovione-Supplied Materials. Unless the Parties agree otherwise, Hovione will supply, at Customer’s expense and in accordance with all relevant approved raw material specifications, all Project Specific Raw Materials and all Starting Materials to be used by Hovione in the performance of Services under this Agreement. Hovione shall use Commercially Reasonable Efforts to plan, manage and procure all materials necessary for the Manufacturing of the Product, other than the Project Specific Raw Materials and Starting Materials, [***]. Hovione shall ensure that all such materials are purchased from qualified or specified manufacturers. Hovione shall obtain a certificate of analysis or equivalent with each lot of materials purchased. For the avoidance of doubt, [***].

4.4	Title to and Risk of Loss of the Customer Materials and Customer Technology.
(a)

Title. Title to Customer Materials and Customer Technology supplied by Customer pursuant to this Agreement will at all times remain with Customer. Hovione will acquire no right, title or interest in such Customer Materials and Customer Technology, nor will it take or suffer any action inconsistent with Customer’s ownership or interest in the Customer Materials or Customer Technology, including but not limited to the imposition of any lien thereon, the

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conveyance of any interest therein, or any use thereof except as authorized by the terms of this Agreement or the relevant Work Plan, where applicable.
(b)	Risk of Loss of the Customer Materials. Risk of loss of the Customers Materials will at all times remain with Customer. Notwithstanding the foregoing:
(i)	Hovione will [***] keep secure and account for all Customer Materials; and
(ii)	Hovione will [***] (1) [***], or (2) [***]. If requested, [***].
(c)

Return. Promptly upon completion of the Services or as may be earlier required under Section 10, all unused Customer Materials and Customer Technology will be returned to Customer, or otherwise disposed of or destroyed in accordance with instructions from Customer, in each case at Customer’s reasonable expense.

4.5

Specialist or Capital Equipment. As of the Effective Date, the Parties acknowledge that to the best of their knowledge and based on the quantities estimated by Customer at Effective Date, [***] will be needed in order for Hovione to perform the Manufacture of Product at Hovione’s Facilities.

5.	Time Schedule for Performance; Change Orders; Delays; Records; Personnel and Inspection.
5.1

Time Schedule for Performance. Hovione will use Commercially Reasonable Efforts to perform the Services according to the schedule agreed upon by the Parties in the relevant executed Work Plan, where applicable. The Parties acknowledge that such schedule (and any Gantt charts or other representations of that schedule) is for planning purposes only.

5.2

Change Orders. Any material change in the details of a Work Plan or the assumptions upon which a Work Plan is based may require changes in the fees and/or timelines and will require a written amendment to the relevant Work Plan (a “Change Order”). Each Change Order will be generated by Hovione and will detail the requested changes to the applicable task, responsibility, duty, fees, timelines or other matters. When written approval of the Change Order is received from Customer, the change in the Work Plan will be made and the Services will be modified accordingly.

5.3

Delays. If any material delay in performance of the Services under this Agreement is experienced because of Customer’s failure to supply Hovione with Customer Materials, Customer Technology or information required to perform such Services in a timely manner, Customer and Hovione will each use Commercially Reasonable efforts to reduce the impact of such delay and, subject to the foregoing, Hovione shall be entitled to extend (by a period of time commensurate with such material delay) the timelines for completion of the Services taking into consideration the availability of the capacity of the Facility.  If any such delay lasts for [***] or more, the Parties will meet to discuss how to resolve the situation including, if appropriate, the impact of cost and timeline and revising the applicable Work Plan or Purchase Order.

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5.4

Records. Hovione will keep complete and accurate records of all results obtained by Hovione in the course of its performance of the Services under this Agreement (the “Records”). While in the possession or control of Hovione, Records will be made available for inspection, examination and copying by or on behalf of Customer and at Customer’s reasonable expense pursuant to Section 2.9; provided, however, that Hovione may exclude or redact from such Records any confidential or proprietary information of Third Parties  or any Hovione Technology that Hovione regards as trade secrets.

5.5

Inspections. Hovione shall inform Customer of any FDA or other Regulatory Authority inspection of the Facility in which the Product is Manufactured within [***] that such inspection is initiated or known by Hovione, and shall allow Customer (or its designee) to attend and act as a consultant to Hovione in such audits if the inspection is reasonably related to the Manufacture of the Product (Customer will have the right to be present on site, but not participate in, any such investigation or inspection). Hovione shall provide updates to Customer during the inspection as required by the Quality Agreement and, within [***] after receipt by Hovione, provide copies to Customer of all inspection observation reports and other regulatory communications that may affect any of the Product or its Manufacture. Hovione shall also provide copies of Hovione’s proposed responses to such inspection observation reports and other regulatory communications within [***] of their preparation (the inspection observation reports, Hovione’s proposed and actual responses, and other regulatory communications are referred to collectively as “Regulatory Audit Materials”). Customer will be allowed to review and comment on those Regulatory Audit Materials which reasonably pertain to the Product or the Manufacture thereof. Hovione shall promptly notify Customer as to what corrective measure Hovione is taking, whether before or following any regulatory inspection or audit, and keep Customer informed on a regular, ongoing, and periodic basis of related developments. For the avoidance of doubt, Hovione shall control and have full authority with regard to communications in connection with its Facilities with any Regulatory Authority.

5.6

Periodic Manufacturing Audit.  Up to [***] Customer representatives shall have the right to conduct [***] Manufacturing Audit (as defined below) [***] during the term of this Agreement.(such Manufacturing Audit to be hereinafter referred to as a “Periodic MA”).  Each Party shall bear its own costs and expenses incurred in connection with the conduct of such Manufacturing Audit.

5.7

Event Manufacturing Audit. In addition to the Periodic MA referred to in Section 5.6 hereof, in the event that: (a) the Regulatory Authorities schedule a regulatory inspection of the Facility in which the Product is Manufactured; (b) Hovione shall receive a “Warning Letter” or Form 483 Observations from the FDA relating to the Manufacture of the Product by Hovione or compliance with cGMP’s at any Facility where the Manufacturing or other activities related to the Product occurs; (c) Customer has rejected a shipment of the Product for failure to meet Specifications; or (d) Customer otherwise has reasonable concern regarding the quality or Manufacturing of the Product supplied by Hovione (individually or collectively, an “Event”), Customer shall have the right to conduct additional Manufacturing Audits in respect of the Product according to the terms specified in Section 5.9 (such Event Manufacturing Audit to be hereinafter referred to as an “Event MA”).

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5.8	[***]. [***].
5.9

Audit. For purposes of this Agreement, the term “Manufacturing Audit” shall mean an audit of the relevant Manufacturing Facility to be conducted by Customer and its Product Licensees or designees. Each Manufacturing Audit shall be conducted during Hovione’s normal business hours and upon reasonable prior written notice to Hovione (“reasonable”, for purposes of this provision, shall be at least [***] days, except that an Event MA shall occur as soon as reasonably practicable, and each Manufacturing Audit shall last no longer than [***], except that an Event MA may last longer as reasonably necessary. During a Manufacturing Audit, upon Customer’s request, Hovione shall make available for review and photocopying such documents as Customer and its auditors may reasonably request provided they relate to the Product and its Manufacture by Hovione.

6.	Shipping and Delivery; Certificate of Analysis and Control Sample; Acceptance.
6.1

Shipping. Shipment of Product and Deliverables will be in accordance with the instructions for shipping and packaging specified by Customer in the relevant Purchase Order or Work Plan or as otherwise agreed to in writing by the Parties. Delivery terms are as set forth in Section 7.7. All shipping instructions of Customer will be accompanied by the name and address of the recipient and the shipping date and any costs and insurance associated with shipping will be borne by Customer, unless otherwise expressly agreed in a writing signed by both Parties. Should Customer require special handling, packaging or services, then the cost of such special handling, packaging or services will be borne entirely by Customer at Hovione’s prevailing rates.

6.2

Certificate of Analysis and Control Sample. Each Batch of Product shipped to Customer shall be accompanied by a Certificate of Analysis substantially in the form of Exhibit 4, approved by a responsible representative of the quality assurance function at Hovione. If requested by Customer, each Batch shipped shall also include a control sample for analysis in a container provided or otherwise pre-approved by Customer, or its designee to conduct quality control release testing. Such control sample must be from, and representative of, the lot or Batch of the Product actually shipped.

6.3	Inspection and Rejection.
(a)

Inspection. Hovione will ship all Products and/or Deliverables in accordance with Section 6.1 upon completion of any Product testing required to be done by Hovione as specified in the applicable Purchase Order. Customer will have [***] days from delivery to Customer’s facility (the “Inspection Period”) to inspect and test the Product in accordance with Customer’s standard operating procedures and using the testing methods identified in the applicable Work Plan and Quality Agreement (including the Specifications). Prior to the expiration of the Inspection Period for a shipment of Product, Customer will provide prompt written notice to Hovione if any such Product does not comply with the applicable requirements or cGMP (if applicable). Such notice will specify the nature of the Product’s non-compliance. Subject to Section 6.3(b), failure by Customer to provide such notice within the applicable Inspection Period will be deemed an acceptance of such Product by Customer.

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(b)

Latent Defect. Customer may, no later than [***], reject Product if it discovers that such Product has a Latent Defect. Customer must notify Hovione of such Latent Defect in writing within [***] after its discovery of such Latent Defect, which will state in a reasonably sufficient detail a description of the Latent Defect.

6.4

Referee Laboratory. In case of any disagreement between the Parties as to whether Product conforms to the applicable Specifications, a representative sample of such Product will be submitted to an independent testing laboratory mutually agreed upon by the Parties (“Referee Lab”) for tests and final determination of whether such Product conforms to such Specifications. The Referee Lab must meet the requirements of cGMP, be of recognized standing in the industry, and consent to the appointment of such laboratory will not be unreasonably withheld or delayed by either Party. The Referee Lab will use the test methods contained in the applicable Specifications. The determination of conformance by the Referee Lab with respect to all or part of such Product will be final and binding on the Parties. The fees and expenses of the Referee Lab incurred in making such determination will be paid by the Party against whom the determination is made.

6.5

Remedies. If Hovione agrees or the Referee Lab determines that Product does not conform to the applicable Specifications, then Customer will have the right to reject such non-conforming Product. Customer will promptly return any such rejected Product to Hovione, or at Hovione’s direction dispose of such Product at Hovione’s expense. [***]. [***]. If the Parties, through their Quality Assurance groups, agree, replacement of the non-conforming Product can be done through reprocessing or reworking the non-conforming Product.  The remedies set forth in this Sections 6.5 and 6.6 (to the extent applicable) are Customer’s sole remedies under this Agreement with respect to returned, non-conforming Product and are subject to the limitations on liability set forth in Section 14.6.

6.6

Recalls and Returned Product. In the event: (a) Customer or any of its Affiliates reasonably determines that Product or a product containing Product should be recalled for any reason; (b) any Regulatory Authority issues a request, directive, or order that Product be recalled or otherwise withdrawn from any country in the Territory; or (c) a court of competent jurisdiction orders such a recall or withdrawal (either (b) or (c) together, an “Order”), the Parties shall take all appropriate corrective actions reasonably requested by the other Party or any Regulatory Authority. To the extent such recall or withdrawal results from Hovione’s: (i) [***]; (ii) [***]; or (iii) [***], then Hovione shall be responsible for: (x) [***]; (y) [***]; and (z) [***]. If Customer believes that the recall results from any reason defined in (i), (ii), and/or (iii) above, then Customer and its Affiliates may proceed with such recall at their own risk and expense (subject to the following sentence) and will hold a dialogue with Hovione between the respective chief executive officers of the Parties or their designees to ensure the facts that led to such a decision are shared. If Hovione agrees, or a final determination is made in an arbitration, that the recall results from any reason defined in (i), (ii), and/or (iii) above, then Hovione shall be responsible for [***]; provided that Hovione’s aggregate liability to Customer under this Section 6.6 for any recall shall be limited to [***]. If the recall results from any other reason, Customer shall be responsible for its own and Hovione’s actual documented out-of-pocket costs of such recall or withdrawal. For purposes of this Agreement, out-of-pocket costs of such recall or withdrawal shall be [***]. The Parties each have the right to audit such recall costs. Customer shall be responsible for coordinating any and all such recall or withdrawal activities with the Authorities, its customers, or otherwise. [***].

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7.	Exclusivity, Price and Payments.
7.1

Exclusivity. Other than to fulfill its obligations hereunder and subject to Section 7.4, Hovione shall not knowingly, during the Term, and for a period expiring upon the later to occur of (i) [***], or (ii) the [***]. Notwithstanding the foregoing, the exclusivity obligations set forth in this Section 7.1 shall expire [***] months after Hovione’s termination of this Agreement pursuant to Section 10.3 (Customer’s material breach) or Section 10.4 (Customer bankruptcy).

7.2

Insufficient Supply. During the Term, Hovione shall [***] allocate its inventory and Manufacturing output of the Product so that, in the event Hovione has an insufficient Manufacturing capacity to satisfy all of its customers’ orders, Hovione’s allocation to Customer on its orders [***]. If at any time during the Term, Hovione is, or expects that it will be, unable, in full or in part, to satisfy Customer’s orders for the Product for any reason, including force majeure (as defined in Section 11), Hovione shall so notify Customer as soon as possible, detailing the extent to which it will not meet such orders. In the event that at any time Hovione is unable to meet Customer’s orders or requirements for the Product for more than [***] days, then Customer will have the right, in its sole discretion, to either (i) cancel any and all outstanding Purchase Orders subject to such supply interruption without penalty and/or purchase any and all of its orders or requirements of API from an alternate supplier [***]; or (ii) terminate this Agreement upon [***] days’ prior written notice to Hovione.

7.3

Supply Failure. Notwithstanding anything to the contrary, a “Supply Failure” means (a) any notification from Hovione of an anticipated Product shortage, or actual inability, to fill [***] percent or more of a Purchase Order in either case for a period of [***] months or more from the agreed upon Delivery Date; (b) force majeure or negligent or intentionally reckless act affecting Hovione’s ability to supply Product that meets the Specifications in accordance with this Agreement for a period of [***] months or more from the agreed upon delivery date; or (c) the occurrence on [***] or more occasions within a [***] month period of a material breach by Hovione of its obligation to supply Product that meets the Specifications whether or not such breach has been cured. Notwithstanding any rights or obligations in the Agreement, should there be a Supply Failure and such failure is not due to or caused by the actions of Customer, then (i) Customer is permitted to [***] secure supply of Product from other sources even if such supply would otherwise be contrary to the terms of this Agreement, including but not limited to Section 3.1; and (ii) Customer is excused from for any Minimum Annual Commitment [***], and (iii) if Customer elects to have Hovione conduct technology transfer in accordance with Section 13.5 following such Supply Failure, such technology transfer shall be performed at Hovione’s reasonable cost and expense.

7.4

Supply to Third Parties. Customer acknowledges that, notwithstanding anything to the contrary in this Agreement, Hovione shall have the right to (a) [***]; and (b) (i) [***]; and (ii) [***]. Customer agrees that, solely in connection therewith, Hovione may use and disclose under an obligation of confidentiality (such obligation being at least as restrictive as the confidentiality provisions of this Agreement) any [***].

7.5	Price. The initial price for commercial Product supplied by Hovione to Customer during the Term is set forth in Exhibit 7.

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7.6

Price Adjustments. As set forth in this Section below, Hovione shall have the right to adjust prices [***] and Hovione and Customer agree to meet at least [***] days prior to the commencement of each Calendar Year during the Term to discuss the adjustment of the prices for Product hereunder, based on [***]. Commencing after the [***] anniversary of the Effective Date, Hovione shall, [***] per Calendar Year, have the right to increase the price as follows: (i) with regard to the cost to Manufacture the Product (that is, all costs other than the cost of raw materials), Hovione may increase prices to an amount that is [***] (a) the percentage change from January 1 of each Calendar Year of the Producer Price Index (PPI) [***]  or (b) [***] percent; and (ii) with regard to the cost of raw materials that are not reimbursed by Customer pursuant to Sections 4.1 or 4.3, Hovione may [***] annually increase prices to incorporate all actual, documented increases in Hovione’s cost of raw materials if any such increase(s) exceed an aggregate of a [***] change from January 1 of each Calendar Year. Should such PPI resource become obsolete, the Parties will mutually agree in writing to a new source that measures the substantially identical rate. The increase in prices will be applicable on all orders placed [***] or more [***] after such price is set.

7.7

Product Delivery Terms; Storage. Hovione agrees to deliver all Product ordered by Customer [***] (Incoterms 2010) at the Facility designated in writing in any purchase orders. Title and risk of loss to the Product supplied hereunder shall pass to Customer upon delivery to the designated site. All shipping instructions of Customer shall be accompanied by the name and address of the recipient and the shipping date.  Customer shall arrange for shipment and take delivery of such Product from the Facility.  Hovione shall provide storage on a bill and hold basis for delivered Product at no charge for up to [***] days after the Delivery Date.  Any additional storage shall be at Customer’s reasonable cost.

7.8	Invoices. The invoices for the fees under this Agreement shall be marked with the following information:

Purchase Order Number __________;

and the following statement:

“Manufacturing/Services performed under this Commercial Manufacturing Agreement.”

7.9

Hovione shall invoice Customer for Product upon the earlier to occur of (i) shipment of such Product, (ii) within [***] days after Batch Release/Disposition by Customer, or (iii) within [***] days of Hovione’s Batch Release (as evidenced by the date of Hovione’s Certificate of Analysis), (iv) upon Customer’s request. Hovione will submit its invoices for Manufacturing, Services, Products, and expenses to Customer by regular mail or by email as noted below:

By electronic mail:

[***]

7.10

Method of Payment. All undisputed invoices shall be due and payable [***] days from receipt of the invoice by Customer; provided, however, that invoices for up-front fees shall be paid by Customer within [***] days after receipt thereof or as otherwise specified

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herein. In the event any undisputed payment is not made when due, Hovione shall notify Customer of such nonpayment and, regardless of such notification, shall be entitled, in addition to its other rights and remedies, to charge interest on the unpaid undisputed amount at the rate of [***] percent ([***]%) per month. Customer shall make all payments pursuant to this Agreement by wire transfer of immediately available funds to a bank account designated in writing by Hovione.

7.11

Reimbursement of Costs and Expenses. For any provision in this Agreement requiring Customer to reimburse Hovione for its actual costs or expenses, Hovione agrees to (a) provide Customer with reasonable supporting documentation for such costs or expenses, and (b) use Commercially Reasonable Efforts to minimize such amounts and to reasonably consider any proposals by Customer to reduce such amounts.

7.12	Currency: Currency Conversion. All payments to be made under this Agreement shall be made in US Dollars.
7.13

Taxes. Any use, sales, excise or value added tax, duty, custom, inspection or testing fee, or any other tax, fee or charge of any nature whatsoever imposed by any Governmental Authority on or measured by the transaction between Hovione and Customer (other than Hovione’s income tax), will be paid by Customer in addition to the prices quoted or invoiced by Hovione. In the event Hovione is required to pay any such tax, fee, or charge, Customer will reimburse Hovione for such payment, or in lieu of such payment, Customer will provide Hovione at the time the order is submitted an exemption certificate or other document acceptable to the Governmental Authority imposing the tax, fee or charge.

7.14

Import and Export. Without limiting the generality of any other provisions of this Agreement, and in addition to any other amounts due to Hovione under this Agreement, Customer will be responsible for all actual, out-of-pocket costs and expenses approved in advance in writing (including, but not limited to, by providing for such costs and expenses in the applicable Purchase Order) and incurred by Hovione in connection with the import or export of Project Specific Raw Materials or Customer Technology, If applicable, Hovione will provide customary export documentation, as specified by Customer in writing or by separate delivery and shipment documentation instructions, together with each shipment of Product (or such other deliverables). Hovione shall also provide Customer with all relevant shipping information (e.g., carrier, shipment details, scheduled arrival date, quantity) prior to or coincident with shipping any Product (or such other deliverables) under this Agreement.

8.	Representations and Warranties.
8.1	By Both Parties. Hovione and Customer each represents and warrants to the other that:
(a)

Organization. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or organization. Such Party has the requisite legal and corporate power and authority to conduct its business as presently being conducted, and as proposed to be conducted by it, and is duly qualified to do business in those jurisdictions where its ownership of property or the conduct of its business requires.

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(b)

Authority. It has all requisite legal and corporate power and authority to enter into this Agreement and to perform the services contemplated hereunder. All corporate actions on the part of such Party, the boards of directors or managers, or similar governing body of such Party and the equity holders of such Party necessary for: (i) the authorization, execution, delivery, and performance by such Party of this Agreement; and (ii) the consummation of the transactions contemplated hereby, have been duly taken.

(c)	Binding Obligation. This Agreement is a legally valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.
(d)

No Conflicts. None of the execution and delivery of this Agreement, the consummation of the transactions provided for herein or contemplated hereby, or the fulfillment by such Party of the terms hereof or thereof, will (with or without notice or passage of time or both): (i) conflict with or result in a breach of any provision of the certificate or articles of incorporation or formation, by-laws, statutes, operating agreement, or other governing documents of such Party; (ii) result in a breach, constitute a breach under, give rise to any right of termination, cancellation or acceleration, or require any consent or approval (other than approvals that have heretofore been obtained) of any Governmental Authority or under any of the terms, conditions, or provisions of any material note, bond, mortgage, indenture, loan, arrangement, license, agreement, lease, or other instrument or obligation to which such Party is a party or by which its assets may be bound; or (iii) violate any law or regulation applicable to such Party or any of its assets.

(e)

Consents and Approvals. All material consents, approvals, qualifications, orders or authorizations of, filings with, or notices to any Governmental Authority or any other person required in connection with such Party’s execution, delivery, or performance of: (i) this Agreement; and (ii) the consummation of any other transaction contemplated on the part of such Party hereby, have been obtained, made or given.

8.2	By Hovione. Hovione represents, warrants and covenants to Customer that:
(a)

To the best of Hovione’s knowledge and/or the use of Hovione Technology in the performance of the Manufacturing and/or Services will not infringe the intellectual property rights of any Third Party, and Hovione will promptly notify Customer in writing should it become aware of any claims asserting such infringement.

(b)

All Product supplied to Customer hereunder shall be Manufactured in accordance with the Quality Agreement, cGMP and all other Applicable Laws, and the Specifications, and at the time of delivery shall have a shelf life or retest dating no less than the shelf life or retest dating set forth in the Specifications, or such longer period as equals the retest period (as Customer may approve and communicate to Hovione with supporting documentation) [***]; provided, however, that Customer provides Hovione with no less than [***] days’ prior written notice of any such change in the shelf life or retest dating of the Product.

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(c)

All Product and Hovione’s Manufacture of the Product shall be performed in accordance with and conform in all respects to the Applicable Laws governing the Manufacture and supply of the Product in the place where Manufactured and the Territory.

(d)

As of the date of this Agreement and to the best of its knowledge, all Hovione Technology is owned by Hovione or Hovione is otherwise entitled to use it for purposes of providing Manufacturing or the Services under this Agreement. Hovione will promptly notify Customer in writing if it receives or is notified of a formal written claim from a Third Party that Hovione Technology or Hovione Improvements or that the use by Hovione thereof infringes any intellectual property or other rights of any Third Party.

(e)

Hovione shall: (i) retain the minimum number of samples of the Product as are required and specified to comply with the retention requirements as set forth in the cGMPs, DMFs, and Regulatory Application; (ii) report to Customer any confirmed out-of-specification test results with respect to the delivered Product within [***]; and (iii) make stability reports and findings available for reasonable inspection by Customer and/or Customer’s designees. Hovione shall retain all production records of the Process and Manufacture of the Product in accordance with Applicable Laws, including cGMP’s. Hovione shall perform stability testing as described and required to conform with the Product stability protocol to be agreed upon in writing by the Parties.

(f)

Hovione shall: (i) promptly report to Customer and investigate all material out of specification events in Manufacturing and/or complaints by Customer regarding non-conformance; (ii) promptly report to Customer and investigate all critical Manufacturing deviations; (iii) keep Customer apprised no less frequently than every [***] days of the status of such investigations; and (iv) share all investigative reports upon the conclusion of the investigation with Customer.

(g)

To the best of Hovione’s knowledge, neither Hovione nor any of its officers or employees, nor any other person, consultant or contractor used by Hovione to perform Manufacturing or Services under this Agreement is: (i) an individual who has been debarred by the FDA pursuant to Section 306 of the FDCA, 21 U.S.C. § 335a (“Debarred Individual”); (ii) a corporation, partnership or association that has been debarred by FDA pursuant to Section 306 of the FDCA, 21 U.S.C. § 335a (“Debarred Entity”); or (iii) the subject of an FDA debarment investigation or proceeding (or similar proceeding of another Regulatory Authority); and Hovione will not retain or employ any personnel, and will not knowingly use the services of any contractor or consultant, who is debarred by the FDA or who is the subject of an FDA debarment investigation or proceeding (or similar sanction or investigation by another Regulatory Authority) in connection with performing any Manufacturing or Services. Hovione has no knowledge of any circumstances which may affect the accuracy of the foregoing representation, including, without limitation, any FDA investigations of, or debarment proceedings against, Hovione or any person or entity performing services or rendering assistance which is in any way related to activities taken pursuant to this Agreement. Hovione shall notify

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Customer in writing as soon as possible if Hovione, at any time during the Term, becomes aware of any such circumstances.
(h)	At the time of delivery to Customer, the Product will be free from interest, lien, encumbrance and any other kind of security.
8.3	By Customer. Customer represents and warrants to Hovione that:
(a)

To the best of Customer’s knowledge, the use of Customer Technology as contemplated in the Services will not infringe the intellectual property rights of any Third Party and Customer will promptly notify Hovione in writing should it become aware of any claims asserting such infringement.

(b)	Customer will comply with all Applicable Laws in its use of the Product and the Deliverables.
(c)

As of the date of this Agreement and to the best of its knowledge, all Customer Technology is owned by Customer or Customer is otherwise entitled to use it for purposes of conducting the activities under this Agreement. Customer will promptly notify Hovione in writing if it receives or is notified of a formal written claim from a Third Party that Customer Technology or that the use by Hovione thereof infringes any intellectual property or other rights of any Third Party.

(d)

to the best of its knowledge, neither the Manufacture, supply, nor use of the Product as contemplated hereby will infringe on any patents or any other proprietary rights of Third Parties, except to the extent arising from any technology or process introduced and used by Hovione in the Manufacture of the Product, and neither Customer, nor any of its Affiliates, has received any notice of any claimed infringement (including, without limitation, patent infringement) in connection with the Product and it will promptly notify Hovione in writing should it (or they) become aware of any claims asserting such infringement. For the avoidance of doubt, and without limiting any other provisions of this Agreement, Customer understands and agrees that, if at any time Hovione reasonably determines, based on legal counsel, that the Manufacture and supply of Product as contemplated hereby does infringe on any patents or any other proprietary rights of Third Parties (except to the extent arising from any technology or process introduced and used by Hovione in the Manufacture of the Product), Hovione shall promptly provide Customer with notice of such determination and, thereafter, Hovione may suspend the Manufacture and supply of Product under this Agreement without breaching any of Hovione’s obligations hereunder until Customer has either (i) provided Hovione with sufficient justification for Customer’s position that such suspected infringement is not the case, or (ii) provides evidence to Hovione that Customer has secured the rights to rightfully practice the patents or any other proprietary rights of such Third Parties and that those rights are rightfully extended to Hovione under this Agreement, or the Parties mutually agree in a signed writing as to Customer’s indemnification obligations for amounts Hovione may owe to any Third Parties with respect to such alleged infringement. In no event shall Hovione be in breach of this Agreement for its refusal to perform any Manufacturing action that would amount to a criminal offense or be in contempt of court. If Hovione

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suspends the Manufacture of the Product under this Section, Customer’s obligation to purchase Minimum Annual Commitments shall be suspended until restoration of the Manufacturing.
8.4

Specifications and Other Changes. Customer represents and warrants that the Specifications shall be in conformance with the Regulatory Applications. In the event Customer or any of its Affiliates changes the Specifications, Customer shall promptly advise Hovione in writing of such changes, and Hovione shall promptly inform Customer as to any scheduling and/or price adjustments which may reasonably result from such changes. In the event that Hovione wishes to propose any material change to the Manufacturing (including without limitation, components, equipment, Facility, or Process), the DMF, or the Specifications, it shall provide all relevant details related to such proposed change for review by Customer, but shall not implement any such material change prior to Customer’s written approval and any necessary approval by the applicable Regulatory Authority. Customer shall promptly provide Hovione with current, up-to-date copies of portions or sections of each applicable DMF or CMC from the NDA filing that relate to Hovione’s Manufacturing and Services that Hovione is expected to complete under this Agreement.

8.5

DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

9.	Government Approvals and Hazardous Materials.
9.1

Approvals. Customer will be responsible for obtaining, at its expense, all regulatory and governmental approvals and permits necessary for Customer to use the Product or the Deliverables provided under this Agreement, including, without limitation, all submissions filed with the FDA or other Authorities. Hovione will be responsible for obtaining, at its expense, all regulatory and governmental approvals and permits necessary for Hovione to operate its Facility in the manner required to perform the Services.

9.2

Hazardous Materials. Prior to Hovione commencing the Services, Customer will inform Hovione of all characteristics, including all health and safety characteristics, of the Customer Materials and when appropriate, provide Hovione with a Material Data Safety Sheet on Customer Materials. Customer will immediately notify Hovione of any new hazards or potential hazards to the health and safety of Hovione personnel relating to the Customer Materials. If any [***].

10.	Expiration and Termination.
10.1

Term. The term of this Agreement shall commence on the Effective Date and shall expire on the seventh (7th) annual anniversary of the first Approval, unless terminated earlier pursuant to the terms hereof (the “Initial Term”). This Agreement shall be automatically renewed for successive additional two (2) year terms after the end of the Initial Term, unless (a) either Party provides written notice to the other at least twelve (12) months prior to the end of the Initial Term or twelve (12) months prior to the end of the Renewal Term,

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as the case may be, that this Agreement shall expire at the end of the Initial Term or such Renewal Term, (b) [***], or (c) unless this Agreement is terminated earlier pursuant to the terms hereof (each a “Renewal Term”). The Initial Term and all Renewal Terms shall be collectively referred to herein as the “Term”.  Notwithstanding the foregoing, as a condition to the commencement of any Renewal Term, at least [***] months prior to the commencement of such Renewal Term the Parties shall [***].  In the event the Parties [***].

10.2	Termination for Convenience. This Agreement may be terminated by Customer, in whole or in part, for any reason upon twelve (12) months prior written notice to Hovione.
10.3

Termination for Material Breach. This Agreement may be terminated by either Party in the event of the material breach by the other Party of the terms and conditions hereof; provided, however, the other Party shall first give to the defaulting Party written notice of the proposed termination or cancellation of this Agreement, specifying the grounds therefor. Upon receipt of such notice, the breaching Party shall have [***] days to respond by curing such breach or by confirming to the other Party in writing that such breach is not capable of being cured within such [***] day period and that the breaching Party is working diligently to cure such breach, but in no event shall the non-breaching Party be required to accept any cure period totaling greater than [***] days. If the breaching Party does not so respond or fails to work diligently and to cure such breach within the additional time set forth above, then the other Party may terminate the Agreement. Termination of this Agreement pursuant to this Section 10.3 shall not affect any other rights or remedies which may be available to the non-breaching Party.

10.4

Termination for Bankruptcy; Insolvency. Either Party may terminate this Agreement upon: (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Party in an involuntary case under the U.S. Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state insolvency or other similar law and the continuance of any such decree or order unstayed and in effect for a period of [***] days; or (b) filing by such Party of a petition for relief under the U.S. Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state insolvency or similar law.

10.5

Termination by Customer. This Agreement may be terminated by Customer in the event: (a) the FDA does not approve a Regulatory Application for Product or issue a letter indicating that such a Regulatory Application is approvable within [***] years after Customer submits its new drug application (“NDA”) to the FDA for approval; (b) the Regulatory Application for Product is submitted for approval by the FDA is withdrawn; (c) if Customer, in its sole discretion, stops development of the Product; or (d) the Product is withdrawn from Sale throughout the Territory. Termination under this Section 10.5 shall be effective [***].

10.6	Termination for Breach of Section 17.1 or Section 17.12. Either Party may terminate this Agreement immediately upon written notice if the other Party breaches either Section 17.1 or Section 17.12.
10.7	Obligations upon Termination.

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(a)

Of Hovione. Upon termination of this Agreement or any Work Plan(s) or Purchase Orders pursuant to this Section 10 or 11, Hovione will suspend work as early as possible and, with respect to each terminated Purchase Order will invoice Customer and Customer shall promptly reimburse Hovione for:

(i)

the reasonable, documented costs and expenses related to the termination of this Agreement which are not ordinarily planned as close-out of Manufacture, including, but not limited to: (a) the return or disposal of Products, Customer Materials, samples, and non-refundable, non-useable raw materials directly related to Hovione’s obligations hereunder; and (b) reasonable staff time and related costs necessary to transfer any Product relevant know-how or other information to Customer;

(ii)	any outstanding, unpaid invoices issued by Hovione for amounts actually owed to Hovione;
(iii)

any amount not yet invoiced but owed by Customer under this Agreement for (A) work in process to Manufacture the Product; and (B) completed Product that is in Hovione’s Facilities to fulfill Purchase Orders placed by Customer prior to the notice date of termination;

(iv)	reimbursement for any materials purchased (that cannot be cancelled) and/or held by Hovione under this Agreement as of the notices date of termination; and
(v)

except in the case of [***], in the event of any early termination of this Agreement during the Initial Term, Customer shall pay to Hovione an amount equal to the sum of [***] (the “Termination Payment”);  provided however:

[***]

The Termination Payment shall be paid by Customer within [***] days after the effective date of such early termination of this Agreement.  If, within the [***] months immediately following the effective date of any such early termination, Customer and Hovione, working together in a commercially reasonable manner and in good faith, mutually agree upon terms under which Hovione will perform other services for Customer, either under this Agreement or a separate agreement (the “Follow-On Services”), Hovione shall, upon executing the writing memorializing such Follow-On Services, [***].  [***].

(b)	Further, Hovione will:
(i)

perform only those Services and other activities mutually agreed upon by Customer and Hovione as being necessary or advisable in connection with the close-out of the relevant Work Plan or Purchase Order;

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(ii)	use Commercially Reasonable Efforts to cancel any Third Party obligations;
(iii)

promptly deliver to Customer all materials ordered by Hovione for Customer and all Deliverables (including any work in process) after receipt of payment in full for such materials and Deliverables by Customer;

(iv)	promptly return to Customer all unused and unopened Customer Materials; and
(v)	promptly return all Confidential Information of Customer that it has received pursuant to this Agreement.
(c)	Of Customer. Upon termination of this Agreement or any Work Plan(s) pursuant to this Section 10 or 11, Customer will, with respect to each terminated Work Plan or Purchase Order:
(i)

promptly pay Hovione any monies due and owing Hovione, up to the time of termination, for Services actually performed, all authorized expenses actually incurred and any uncancellable commitments made by Hovione in connection with the Services; and

(ii)	promptly return all Confidential Information of Hovione that it has received pursuant to this Agreement.
10.8

Surviving Terms. Expiration or termination of this Agreement for any reason will not affect any rights or obligation of either Party that accrued prior to such expiration or termination. Further, the rights and obligations of the Parties under the following provisions of this Agreement will survive in accordance with their terms: Sections 1, 2.9, 4.4, 5.4, 6, 7.1, 8.5, 10.7, 10.8, 12 through 14, 16 and 17.

11.	Force majeure.

Except as otherwise expressly set forth in this Agreement, and except for the obligation to pay any amounts due under this Agreement, neither Party will have breached this Agreement for failure or delay in fulfilling or performing any provision of this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, without limitation, fire, floods, embargoes, epidemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, acts of terrorism, civil commotion, strikes, acts of God or acts, omissions, or delays in acting, by any Governmental Authority (“force majeure”). The Party affected by any event of force majeure will promptly notify the other Party in writing, explaining the nature, details and expected duration of such force majeure. The Party experiencing any such force majeure further agrees (a) to use Commercially Reasonable Efforts to promptly correct the force majeure; (b) to give the other Party periodic updates including notice when it expects to be fully able to perform such obligations; and (c) to continue to perform its obligations to the extent feasible given the force majeure. In the event a force majeure continues for more than [***] days, the non-affected Party may terminate this Agreement upon [***] days’ written notice. The Parties acknowledge and agree that in the event of a force majeure, if Customer determines, based upon a convincing demonstration by Hovione, that Hovione can fulfill its obligations hereunder through the use of

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an alternate Facility owned by Hovione at no additional cost to Customer or delay relative to Customer’s or its Affiliates’ market inventory needs, then Hovione may use such Facility until such force majeure has been resolved.

12.	Confidentiality; No Insider Trading.
12.1

Definition. “Confidential Information” means any and all non-public scientific, technical, financial or business information in whatever form (written, oral or visual) that is furnished or made available to by or on behalf of one Party (“Disclosing Party”) to the other (“Receiving Party”). The Disclosing Party will, to the extent practical, use reasonable efforts to label or identify as confidential, at the time of disclosure all such Confidential Information that is disclosed in writing or other tangible form. Confidential Information of Hovione includes, but is not limited to, Hovione Technology and Hovione Improvements, whether or not labeled confidential. Confidential Information of Customer includes, but is not limited to, Customer Technology, Customer Improvements and the Records, whether or not labeled confidential. The terms of this Agreement are Confidential Information of both Parties.

12.2

Obligations. The Receiving Party agrees (a) to keep confidential the Confidential Information of the Disclosing Party and the terms of this Agreement, (b) not to disclose the Disclosing Party’s Confidential Information to any Third Party without the prior written consent of the Disclosing Party, and (c) to use such Confidential Information only as necessary to fulfill its obligations or in the reasonable exercise of rights granted to it hereunder. A Receiving Party, however, may disclose (i) Confidential Information of the Disclosing Party to its employees, consultants, and Product Licensees, and to those of its Affiliates, in each case who have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restriction on use, and (ii) Improvements to the extent required to exploit its rights under Section 13.

12.3	Exceptions.
(a)

The Receiving Party’s obligations of non-disclosure and non-use under this Agreement will not apply to any portion of the Disclosing Party’s Confidential Information that the Receiving Party can demonstrate, by competent proof:

(i)	is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of the Receiving Party;
(ii)	is in the Receiving Party’s possession at the time of disclosure other than as a result of the Receiving Party’s breach of any legal obligation;
(iii)	becomes known to the Receiving Party on a non-confidential basis through disclosure by sources other than the Disclosing Party having the legal right to disclose such Confidential Information; or
(iv)	is independently developed by the Receiving Party without reference to or reliance upon the Disclosing Party’s Confidential Information.

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(b)

In addition, if the Receiving Party is required by a Governmental Authority or by order of a court of competent jurisdiction to disclose any of the Disclosing Party’s Confidential Information, the Receiving Party will give the Disclosing Party prompt written notice thereof and the Receiving Party will take all reasonable and lawful actions to avoid or minimize the degree of such disclosure. The Receiving Party will cooperate reasonably with the Disclosing Party in any efforts to seek a protective order.

12.4

Term of Restriction. The obligations of the Receiving Party under this Agreement with respect to each item of Confidential Information that is subject to the nondisclosure and non-use provisions set forth above shall extend for a period of [***] years from the date of initial disclosure to the Disclosing Party of such item; provided, however, that with respect to information provided (a) which constitutes chemical structures; or (b) which is in written form under this Agreement and specifically identified by the Disclosing Party as trade secret information, the Receiving Party’s obligations shall extend thereafter until such information no longer constitutes a trade secret under Applicable Laws.

12.5

Publicity. Except to the extent required by Applicable Law and as otherwise provided in this Section 12.5 or in Section 12.3, neither Party will make any public statements or releases concerning this Agreement or the transactions contemplated by this Agreement without obtaining the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed. Notwithstanding anything herein to the contrary, Customer shall be free to use Hovione’s name and make mention of the existence of this Agreement as necessary or appropriate in connection with any regulatory filings, approvals, or other regulatory matters, and Customer shall be free to disclose information concerning this Agreement as reasonably necessary to ensure and/or exercise its intellectual property rights under this Agreement, and in discussions relating to the Product with potential or actual collaborators/investors and counsel.

12.6

No Insider Trading. The Receiving Party acknowledges that during the performance of this Agreement it may come into possession of certain material information about the Disclosing Party or its Affiliates that has not yet been disclosed to the public. The Receiving Party agrees to comply with the rules and regulations of the United States Securities and Exchange Commission, including those relating to insider trading, for as long as the Receiving Party is in the possession of such material, non-public information about the Disclosing Party or its Affiliates. The Receiving Party is hereby notified that it should not trade in securities of the Disclosing Party that might be issued in the future, either on its own behalf or on the behalf of others while in possession of any such material, non-public information.

13.	Ownership of Improvements, Technology Transfer and CMC Documentation.
13.1

Background Technology. All rights to and interest in Customer Technology will remain the exclusive property of Customer, and all rights to and interest in Hovione Technology will remain the exclusive property of Hovione. During the Term, Customer grants Hovione a non-exclusive, non-sublicenseable, non-transferable license to use Customer Technology and Customer Improvements solely at the Facility(ies) for the limited purpose of fulfilling Hovione’s obligations under this Agreement.

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13.2

Customer Improvements. Hovione agrees that all Customer Improvements will be the sole and exclusive property of Customer.  Hovione hereby transfers and assigns all rights, title and interest in any and all Customer Improvements to Customer or its designee without additional compensation to Hovione. Hovione will take such steps as Customer may reasonably requested by Customer without compensation to Hovione to assign to Customer or Customer’s designee, ownership of the Customer Improvements.

13.3

Hovione Improvements. Customer agrees that all Hovione Improvements will be the sole and exclusive property of Hovione, and, if and as necessary, Customer shall take all action reasonably requested by Hovione without compensation to Customer to assign such Hovione Improvements to Hovione or its designee without additional compensation to Customer. Customer will take such steps as Hovione may reasonably request and at Hovione’s expense to vest in Hovione or Hovione’s designee ownership of the Hovione Improvements. Hovione hereby grants Customer a non-exclusive, worldwide, royalty-free, paid-up license, including the right to grant sublicenses subject to the terms of Section 13.6, to use those Hovione Improvements that are necessary for the Manufacture or processing of the specific Product(s) Manufactured or processed under this Agreement solely for the purpose of Manufacturing or processing those Products.

13.4

Ownership of Tangible Materials. Customer shall retain ownership of all information, documents, and materials which Customer has provided or provides to Hovione, or otherwise [***] Hovione for as agreed to by the Parties, in connection with the performance of the Manufacturing and Services performed under this Agreement.  Further, Customer shall solely own all reports, results, records (including Batch Records), documents, and other tangible materials which Hovione has provided or provides to Customer in connection with the activities performed by Hovione pursuant to this Agreement and such materials, and such reports, records (including Batch Records), documents and other tangible materials shall be deemed Customer’s Confidential Information. Hovione shall take all Commercially Reasonable steps to transfer all right, title, and interest in such tangible materials to Customer; provided, however, that Hovione shall be entitled to retain one (1) copy of any such reports, records (including Batch Records), documents, and other tangible materials solely for archival purposes. For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement, the format of any tangible materials provided by Hovione hereunder shall, together with any other Confidential Information of Hovione, are and will remain Confidential Information of Hovione in accordance with the terms and condition of this Agreement; provided, however, that Customer and its designees will have the right to use and disclose such materials and information in connection with the development, technology transfer in accordance with Section 13.5, regulatory approval, or Sale of any Product.  If and for so long as required under Applicable Law, all such reports, records (including Batch Records), documents, and other tangible materials shall be physically located by Hovione at the applicable Facility.

13.5

Technology Transfer. If Customer elects to have any Product manufactured by an entity other than Hovione pursuant to the terms of this Agreement, or upon termination of this Agreement, the Parties shall undertake those reasonable actions necessary and useful to enable Customer and the Third Party of Customer’s choosing to manufacture and supply such Product [***].  Hovione [***] and, in such case, subject to the provisions of Section 13.3. Such actions, at Customer’s reasonable expense unless such technology transfer is

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initiated by Customer as a result of material breach of this Agreement (including without limitation for Supply Failure in accordance with Section 6.5), shall include:
(a)

Agreement. The technology transfer will be conducted in accordance with a separate agreement setting forth the terms and conditions for the transfer by Customer of the Process for Manufacturing the API (the “Technology Transfer Agreement”).

(b)

Books and Records; Know-How. Pursuant to the Technology Transfer Agreement, Hovione shall make available or transfer, as applicable, to Customer copies of all books and records (other than financial books and records) and Customer Improvements relating directly to the Process and/or Manufacture and supply of the Product, including documentation constituting development reports, and process validation reports, performance reports, Batch Records, analytical method development reports, analytical method operating procedures, shot practice, material specifications for Hovione-supplied materials and their quality control methods, applicable correspondence with Governmental Authorities, and any other material that is necessary or useful to enable Customer or a Third Party of Customer’s choosing to manufacture and supply the Product; provided that all such information is directly relevant to the process knowledge that is to be transferred. All such information was developed for Customer and paid for by Customer and shall be provided without additional cost to Customer.

(c)

Assistance. Pursuant to the Technology Transfer Agreement, Hovione shall provide/allow Hovione designated employees knowledgeable of Customer’s manufacturing process and controls to meet with or be made reasonably available to employees or representatives of Customer at the manufacturing facility of Customer or the facility of the Third Party of Customer’s choosing, to assist for a period as long as reasonably necessary, with the manufacture and supply of the Product and with the training of Customer’s personnel (or the personnel of a Third Party of Customer’s choosing) to the extent reasonably necessary to enable Customer or a Third Party of Customer’s choosing to manufacture and supply the Product. This support shall be provided during regular business hours for Hovione and Customer shall reimburse Hovione for any actual, documented, out-of-pocket expenses reasonably incurred by Hovione.

(d)

Other Assistance. Pursuant to the Technology Transfer Agreement, Hovione shall provide such other assistance as Customer may reasonably request to enable Customer or its designated Third Party to manufacture and supply the API; provided always that Hovione shall not be required to transfer information that (i) is not directly related to the Product; (ii) is Hovione Technology or Hovione Improvements except as set forth in Section 13.5; and/or (iii) includes Hovione Confidential Information except as set forth in Section 13.5, and that this other assistance is provided at a time that would not inconvenience Hovione and for a price based on daily rates of required employees plus out-of-pocket expenses.

(e)	Nothing contained in Section 13.5 shall be construed as Hovione providing any assurance of success of the technology transfer to a Third Party. Hovione only

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assures that it shall provide all Product and Product process information necessary for Manufacturing and/or resulting from the development.
13.6

Requirements for Sublicenses. Customer will be solely responsible for the actions of any Third Party to which Customer sublicenses its rights to Hovione Improvements under Section 13.3, including indemnifying Hovione for such actions by such Third Parties in accordance with Section 14.2.  Customer will cause any such sublicensee to be bound by, and to comply with, (a) the limitations on Customer’s use of the Hovione Improvements under the license granted in Section 13.3, and (b) confidentiality requirements relating to the Hovione Improvements and other Hovione Confidential Information that are no less strict than those contained in this Agreement.

13.7

Patents. Customer will have the exclusive right to prepare, file, prosecute, maintain and defend, at its sole expense, any patent applications and/or patents that claim Customer Improvements. Hovione will have the exclusive right to prepare, file, prosecute, maintain and defend, at its sole expense, any patent applications and/or patents that claim Hovione Improvements.

13.8

CMC Documentation. Within [***] days of Hovione’s receipt of Customer’s written request, Hovione shall supply, at Customer’s sole expense, all information required by Customer in support of the Chemistry, Manufacturing & Control (“CMC”) section of any NDA or other filings to be submitted by Customer or its Affiliates in the Territory with the Regulatory Authorities for any product containing Product Manufactured by Hovione under this Agreement. Hovione shall co-operate with, and provide support and assistance to, at Customer’s expense, any consultant that Customer or its Affiliates selects to write the documentation in the CMC section.

14.	Indemnification; Liabilities; and Insurance.
14.1

Indemnification by Hovione. Hovione will indemnify, defend and hold harmless Customer and its Affiliates, and its and their directors, officers, employees, successors, assigns and agents (“Customer Indemnitees”) from and against any and all damages, liabilities, claims, costs, charges, judgments and expenses, including reasonable attorneys’ fees (collectively “Losses”) that may be sustained, suffered or incurred by a Customer Indemnitee in connection with any and all actions, claims or demands that may be brought or instituted against a Customer Indemnitee by any Third Party, in each case only to the extent such Losses arise directly from or by reason of (a) the material breach by Hovione of any warranty, representation or covenant of Hovione in this Agreement, (b) any failure by Hovione to perform any covenant, agreement, or undertaking on the part of Hovione contained in this Agreement; (c) the gross negligence or willful misconduct of Hovione or its Affiliates (or their respective directors, officers, employees, agents, and contractors); or (d) any infringement of any intellectual property or other rights of any Third Party based on the use of Hovione Technology and/or Hovione Improvements. Notwithstanding the foregoing, Hovione shall have no such indemnity obligation to the extent that such Third Party claims are based on, arise out of, or are caused by: (x) the gross negligence or willful misconduct of Customer or its Affiliates (or their respective directors, officers, employees, agents, successors, and assigns); (y) any breach of any representation or warranty made by Customer in this Agreement; or (z) any failure to perform any covenant, agreement, or undertaking on the part of Customer contained in this Agreement.

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14.2

Indemnification by Customer. Customer will indemnify, defend and hold harmless Hovione and its Affiliates, and its and their directors, officers, employees and agents (“Hovione Indemnitees”) from and against any and all Losses that may be sustained, suffered or incurred by a Hovione Indemnitee in connection with any and all actions, claims or demands that may be brought or instituted against a Hovione Indemnitee by any Third Party, in each case only to the extent such Losses arise directly from or by reason of (a) the manufacturing (other than Manufacturing hereunder), packaging, marketing, distribution, import, use or sale of the Product by Customer or its Affiliates or Product Licensees (including any claim of infringement of any patent or trademark or the unauthorized use of a trade secret and any product liability claims), (b) the material breach by Customer of any warranty, representation or covenant of Customer in this Agreement, (c) any failure by Customer to perform any covenant, agreement, or undertaking on the part of Customer contained in this Agreement, (d) any infringement of any intellectual property rights owned or controlled by a Third Party by the Product or Customer Technology and/or Customer Improvements, or (e) Customer’s gross negligence or willful misconduct, except, in each case, to the extent that such claim or suit results from or arises out of any act or omission for which Hovione is obligated to indemnify Customer pursuant to Section 14.1.

14.3

Indemnification Procedure. Each indemnified Party agrees to give the indemnifying Party prompt written notice of any matter upon which such indemnified Party intends to base a claim for indemnification under this Section 14.1 or 14.2, as applicable. The indemnifying Party will have the right, but not the obligation, to defend, negotiate, and settle such claims; provided, however, that the indemnified Party will be entitled to participate in the defense of such matter and to employ counsel at its expense to assist therein. The Party seeking indemnification will provide the indemnifying Party with such information and assistance as the indemnifying Party may reasonably request, at the expense of the indemnifying Party.

14.4

Customer’s Insurance. Customer will, throughout the Term of this Agreement and for [***] years after the latest expiration date of any Product Manufactured pursuant to this Agreement, obtain and maintain at its own cost and expense, commercial general liability insurance and product liability insurance. Such policies will provide protection against any and all types of claims, demands, and causes of action set forth below that could arise under this Agreement. The minimum amount of coverage required by this Agreement will be:

(a)

Products liability with a combined single limit in an amount of not less than U.S. $[***] per occurrence and U.S. $[***] in the aggregate during the clinical and development phase of the Product; and not less than U.S. $[***] per occurrence and U.S. $[***] in the aggregate upon the Product receiving its first Regulatory Approval but prior to any commercial sale;

(b)	workers’ compensation insurance in accordance with Applicable Laws;
(c)

commercial general liability including premises operations, blanket contractual liability, personal injury, and advertising injury including fire, legal liability for bodily injury, and property damage in an amount not less than $[***] per occurrence and $[***] in the aggregate; and

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(d)	employer’s liability with a limit of liability in an amount of not less than the statutory limits.

Customer agrees to furnish within [***] days after execution of this Agreement, and upon each policy renewal thereafter, and upon written request of Customer, a certificate of insurance or self-insurance evidencing that such insurance is in effect. Customer will provide Hovione [***] days’ prior written notice of cancellation, non-renewal, or material change in the insurance required by this Agreement.

14.5

Hovione’s Insurance. Hovione agrees to maintain, during the Term and for [***] years thereafter, at its own expense (a) commercial liability insurance, which includes product liability coverage, with a maximum limitation of U.S. $[***] per occurrence and U.S. $[***] annual aggregate; and (b) worker’s compensation insurance in full compliance with Applicable Laws. Hovione shall submit to Customer, from an insurer with an A.M. Best rating of A- or better or, if less than A-, otherwise acceptable to Customer, a certificate of insurance evidencing that the required insurance is in force and effect. Hovione will provide Customer [***] days’ prior written notice of cancellation, non-renewal, or material change in the insurance required by this Agreement.

14.6

Limitations of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE; PROVIDED, HOWEVER, THAT THIS LIMITATION WILL NOT APPLY TO [***]. Except for [***], and notwithstanding anything to the contrary in this Section 14.6, the total liability of Hovione for losses or damages under this Agreement will be limited to [***] (i) the [***], and (ii) [***] Dollars ($[***]).

15.	No Violation of Law.
15.1

No Violation of Law; Permits. Each Party hereby represents, warrants, and covenants that it is not, and will not be during the Term, in violation of any law or regulation (nor is such Party aware of any violation of any law or regulation by any other person), which violation could reasonably be expected to adversely affect such Party’s performance of its obligations hereunder or the ability of the other Party to realize the intended benefits to such other Party under this Agreement, and, except as otherwise contemplated hereby, such Party holds each of the licenses, permits, approvals, or authorizations necessary with respect to its current business and operations (and its rights and obligations contemplated hereby) in compliance with all laws and regulations.

16.	Dispute Resolution.
16.1

Dispute Resolution. The Parties recognize that bona fide disputes may arise which relate to the Parties’ rights and obligations under this Agreement. Except as otherwise expressly set forth in this Agreement including, prior to proceeding under Section 16.2, try to settle such dispute amicably among themselves by referring such dispute, controversy or claim (a “Dispute”) to the Parties’ respective chief executive officers, or any other executive

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officer designated by such chief executive officer (the “Executive Officers”). A dispute shall be referred to such Executive Officers upon one Party providing the other Party with written notice of referral of such Dispute to the Executive Officers. The Parties agree to attempt to resolve such Dispute through good faith discussions. If the Executive Officers fail to come to consensus on such Dispute within [***] days of receipt of such written notice then either Party is free to initiate the dispute resolution procedures set forth in this Article 16.

16.2

Arbitration. Except as otherwise expressly set forth in this Agreement, all controversies, disputes, or claims arising out of or relating to this Agreement or any alleged breach hereof, will be settled by binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association except that, to the extent such rules are inconsistent with this ARTICLE 16, this ARTICLE 16 will control. The following rules will apply to any such arbitration:

(a)	Any demand for arbitration must be made in writing to the other Party.
(b)

There will be one (1) arbitrator to be mutually agreed upon and appointed by the Parties. If the Parties cannot agree on the appointment of the arbitrator within thirty (30) days, then the AAA shall select the arbitrator. The arbiter will have at least (i) five (5) years of dispute resolution experience (including judicial experience); or (ii) ten (10) years legal or business experience in the biotech or pharmaceutical industry. Any arbitration involving patent rights, other intellectual property rights, or intellectual property will be heard by arbitrators who are experienced in such areas.

(c)

The arbitration will be held in New York City, New York, or such other place as the Parties agree. The arbitrators will apply the substantive law specified in Section 17.7 except that the interpretation and enforcement of this arbitration provision will be governed by the United States Federal Arbitration Act, 9 U.S.C. Section 1 et. seq.

(d)

Electronic documents shall normally be furnished on the basis of generally available technology in a searchable format that is usable by the Party receiving it and convenient and economical for the producing Party. When the cost and burden of e-discovery are disproportionate to the likely importance of the requested materials, the arbitrator may deny the requests or require that the requesting Party advance the reasonable cost of production to the other side.

(e)

The arbitrator shall not have the authority to modify any provision of this Agreement or to award punitive damages. In no event shall either party be liable for special, consequential, or incidental damages, or lost profits. The arbitrator shall have the power to issue mandatory orders and restraint orders in connection with the arbitration.

(f)

There shall be a stenographic record of the proceedings. The decision of the arbitrator will be final and binding upon both Parties. The arbitrator will render a written opinion setting forth findings of fact and conclusions of law on each issue.

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Each Party agrees that, notwithstanding any provision of applicable law, it will not request, and the arbitrator shall have no authority to award damages against any Party that exceed the limits set forth in Section 14.5, to the extent applicable.

(g)	A final award shall be issued no later than [***] months from the date the claimant Party files its demand for arbitration.
(h)	[***]. Each Party will bear the expenses of its counsel and other experts.
(i)

The award shall be final and binding on the Parties, and judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. The proceedings and the final award shall be confidential.

(j)	During the continuance of any arbitration proceeding, the Parties shall continue to perform their respective obligations under this Agreement to the greatest extent practicable.
16.3

Arbitrability. The question of arbitrability and whether a claim, dispute, or other matter in question would be barred by the applicable statute of limitations, which statute of limitations also shall apply to any claim or disputes subject to arbitration under this Agreement, shall be determined by binding arbitration pursuant to this Article 16.

16.4

Injunctive Relief. Notwithstanding anything to the contrary in this Article 16, a Party may seek immediate injunctive or other interim relief from any court of competent jurisdiction, without resort to dispute resolution under this Article as necessary to enforce and prevent infringement of intellectual property Rights owned or Controlled by a Party or its Affiliates, or to prevent breach of Article 12 (Confidentiality).

17.	Miscellaneous.
17.1

Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that either Party may, without such consent, but with notice to the other Party, assign this Agreement, in whole or in part, (a) in connection with the transfer or sale of all or substantially all of the assets of the assigning Party or the line of business to which this Agreement relates, (b) to the successor entity or acquirer in the event of the merger, consolidation or change of control of the assigning Party, or (c) to an Affiliate of the assigning Party. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

17.2

For the avoidance of doubt, in the event Customer, or if Customer sells, exclusively licenses or assigns all of its business or assets to which this Agreement relates (whether by merger, consolidation, stock sale, asset sale, or otherwise), Customer shall not do anything to change the rights and obligations of Hovione under this Agreement or to impair Hovione’s interests in connection with such assignment. If Customer assigns this Agreement to any Third Party as of the Effective Date and Hovione believes, in its reasonable judgment, that any such assignment materially impairs Hovione’s interests, then Hovione shall have the right to terminate this Agreement by providing [***] months’ written notice to Customer (or its assignee or successor).

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17.3

Performance by Affiliates. The Parties agree that either Party’s rights or obligations hereunder may be exercised or performed by one or more of that Party’s Affiliates; provided that the Party shall remain liable for the performance of any such obligations by any of its Affiliates.

17.4

Independent Contractors. The relationship between Customer and Hovione is that of independent contractors and nothing herein shall be deemed to constitute the relationship of partners, joint ventures, nor of principal and agent between Customer and Hovione. Neither Party shall have an express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party.  All Services will be rendered by Hovione as an independent contractor for federal, state and local income tax purposes and for all other purposes. Hovione will not in any way represent itself to be a partner or joint venturer of or with Customer. This Agreement does not create an employer-employee relationship between Customer on the one hand and Hovione or any employee, subcontractors, Affiliate of Hovione, or any Hovione personnel on the other. Hovione is acting under this Agreement as an independent contractor with full power and authority to determine the means, manner and method of performance of Hovione’s duties. Each Party will be responsible for and will withhold and/or pay any and all applicable federal, state or local taxes, payroll taxes, workers’ compensation contributions, unemployment insurance contributions, or other payroll deductions from the compensation of such Party’s employees and other personnel. Each Party understands and agrees that it is solely responsible for such matters and that it will indemnify the other Party and hold the other Party harmless from all claims and demands in connection with such matters.

17.5

Cooperation with Collaboration Partner. Hovione acknowledges that Customer may have a collaboration partner in conjunction with certain sales of Product. Hovione agrees to cooperate with such partner as required in matters relating to supply for and regulatory compliance, including in jurisdictions outside the United States. Customer shall reimburse Hovione for any actual, out-of-pocket expenses and overhead reasonably incurred by Hovione in connection with such cooperation.

17.6

Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision. If any provision of this Agreement is held to be excessively broad, it will be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law. The Parties will use their Commercially Reasonable Efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s), which, insofar as practical, implement the intent of the Parties.

17.7

Notices. All notices which are required or permitted hereunder will be made in writing and delivered personally, sent by nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Hovione, to:	Hovione, LLC Attn: [***] 40 Lake Drive East Windsor, NJ 08520

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With a copy to:
Hovione, LLC Attn: [***] Estrada do Paco do Lumiar, Campus do Lumiar, Edificio R, 1649-038, Lisbon, Portugal
If to Customer, to:	ChemoCentryx, Inc. Attn: [***] 850 Maude Avenue Mountain View, CA 94043

With a copy to:

ChemoCentryx, Inc. Attn: [***] 850 Maude Avenue Mountain View, CA 94043

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing. Any such notice will be deemed to have been given (a) when delivered, if personally delivered on a Business Day, (b) on the Business Day after dispatch, if sent by nationally-recognized overnight courier, or (c) on the third Business Day following the date of mailing, if sent by first class mail.

17.8

Choice of Law. This Agreement will in all events and for all purposes be governed by, and construed in accordance with, the laws of the State of New York, USA without regard to any law, rule, or principle that would result in the application of the law of another jurisdiction. The Parties agree that the provisions of the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement and are hereby expressly excluded.

17.9

Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the Parties with regard to its subject matter, and supersedes all previous or contemporaneous written or oral representations, agreements and understandings between Customer and Hovione; provided however, this Agreement shall not supersede the MSA which shall continue according to its terms (and the terms of any work orders entered into thereunder) and shall not be amended or affected in any way by this Agreement. This Agreement, including any Work Plan or any Purchase Orders issued hereunder, may only be changed in writing signed by authorized representatives of both Parties.

17.10

Conflicts. If there is any conflict, discrepancy, or inconsistency between the terms of this Agreement and the Work Plan, or the Quality Agreement, or any Purchase Order or other form used by the Parties, the terms of this Agreement will control.

17.11	Continuing Obligations. Termination, assignment or expiration of this Agreement shall not relieve either Party from full performance of any obligations incurred prior thereto.

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17.12

Compliance with Anti-Corruption Practices. Each Party represents and warrants that it and its subsidiaries, officers, directors, agents, and subcontractors (collectively “Affiliates”) are aware of the provisions of the United States Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. § 78 et seq.) (“FCPA”). The Parties have not and will not commit any violation of the FCPA and/or any other anti-corruption or anti-bribery laws applicable to Customer or Hovione in any other jurisdiction (the FCPA and such other similar laws, collectively, “Anti-Corruption Laws”) or any act or omission which could cause the Parties to be in violation of any Anti-Corruption Laws with respect to any activities related to the Agreement. Each Party further represents and warrants that it and its Affiliates will not, directly or indirectly, pay, promise to pay, or authorize the payment or giving of anything of value to any official or employee of any government except in exchange for legitimate services provided.  If either Party breaches this Section 17.11, the other Party shall have the right to terminate this Agreement as set forth in Section 10.6.

17.13

Headings; Construction; Interpretation. The Section headings are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Both Parties have participated equally in the formation of this Agreement and the language of this Agreement will not be presumptively construed against either Party.

17.14

Waiver. Any delay in enforcing a Party’s rights under this Agreement, or any waiver as to a particular default or other matter, will not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written waiver relating to a particular matter for a particular period of time signed by an authorized representative of the waiving Party, as applicable.

17.15

Counterparts; Electronic Delivery. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

17.16

Further Action. Each Party shall take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Laws and regulations, and execute and deliver such further documents as may be reasonably requested by the other Party in connection with the operation of this Agreement.

18.	Solicitation of Employees.

Except with the other Party’s written approval, during the Term, neither Party will  actively solicit for employment the other Party’s employees who are involved in providing or receiving Services or Deliverables under this Agreement and further, any employees possessing intrinsic technical, analytical or manufacturing know-how. This Section does not preclude: (a) solicitations made by a recruiting firm on behalf of a Party, provided that the firm was not instructed to specifically hire employees of the other Party and (b) a Party’s employees pro-actively enquiring for (or responding to publicized) job opportunities.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the Effective Date.

CHEMOCENTRYX, INC.		HOVIONE LLC

By:	/s/ Thomas Schall	By:	/s/ Jean-Luc Herbeaux

Name:	Thomas Schall	Name:	Jean-Luc Herbeaux

Title:	President, CEO	Title:	Chief Operations Officer

Date:	2020-08-26	Date:	August 17, 2020

		By:	/s/ Marco Gil

		Name:	Marco Gil

		Title:	Sr. Director Commercial Services

.		Date:	August 17, 2020

EXHIBIT 1

TO BE REVIEWED/FINALIZED UPON RECEIPT OF DRAFT FOR FIRST WORK PLAN

WORK PLAN [#]

THIS WORK PLAN NO. [#], dated [_____], (the “Work Plan Date”) is by and between Hovione, having a place of business at [Loures, Portugal] which is an Affiliate of Hovione LLC, (“Hovione”) and ChemoCentryx, Inc., having a principle place of business 850 Maude Avenue, Mountain View, CA 94043, and its Affiliates (“COMPANY”), and upon execution by both Parties, will be incorporated into the Commercial Manufacturing Agreement between COMPANY and Hovione effective as of [DATE] (the “Agreement”). Capitalized terms used in this Work Plan will have the meanings ascribed to them in the Agreement.

Hovione will render to COMPANY the following Services: [Work Plans will contain the following as applicable:]

1.	Background
2.	Scope of Work
3.	Description of Services
4.

Responsibilities (for commercial, that would include forecasts, firm POs, ordering and maintaining raw materials and qualified vendors, validation of equipment and processes, PAI readiness, replacement of non-conforming batches, etc.)

5.	Regulatory Requirements
6.	Quality Agreement Level/Requirements
7.	Specifications or Other Requirements (also included as Exhibits to Work Plan)
8.	Materials (including authorized vendors, who is responsible to buy)
9.	Timeline
10.	Deliverables (including minimum yield requirements)
11.	Shipping/Storage Requirements
12.	Pricing Terms (including price increase frequency and caps)
13.	Any other terms and conditions not covered in MSA
14.	Exhibits to the Work Plan (e.g. specifications, synthesis pathways, Quality Agreement)

WORK PLAN AGREED TO AND ACCEPTED BY:

CHEMOCENTRYX, INC.	HOVIONE LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

EXHIBIT 2

SPECIFICATIONS

[***]

EXHIBIT 3

QUALITY AGREEMENT

EXHIBIT 4

Form of CERTIFICATE OF ANALYSIS

See attached.

EXHIBIT 5

PROJECT SPECIFIC RAW MATERIALS

[***]

EXHIBIT 6

STARTING MATERIALS

[***]

EXHIBIT 7

PRICE

[***]

*Price is exclusive of (1) [***], (2) Customer Materials ([***]), and (3) amounts to be reimbursed by Customer pursuant to Sec. 4.2(a).

EXHIBIT 8

MINIMUM ANNUAL COMMITMENT

During the Initial Term:

Years [***] following the first Approval: $[***]

Years [***] following the first Approval: $[***]